Limited Power of Attorney

     I, Mark W. Smith, hereby grant this Power of
Attorney to each of the following persons:  Cara Hair,
Debra Stockton, William H. Gault, Jana Robinson, Sheli
Friend and Doris Nelson; whose offices are located at
1437 S. Boulder Avenue, Tulsa, Oklahoma 74119, or any
individual with the title General Counsel, Senior
Attorney, or Attorney in Helmerich & Payne, Inc. Legal
Department or any individual with the title Corporate
Secretary or Assistant Corporate Secretary of
Helmerich & Payne, Inc. (hereinafter "attorneys-in-
fact").
     Each of my attorneys-in-fact shall have full
powers and authority to do and undertake the following
on my behalf:
complete, sign, and submit all documents required by
the Securities and Exchange Commission     (the
"Commission") under Section 16(a) of the Securities
Exchange Act of 1934 (15 U.S.C. 78p(1)), Rule 144 of
the Securities Act of 1933 (17 CFR 230.144), and all
other securities laws and rules applicable due to my
status as a Director of Helmerich & Payne, Inc.
do and perform any and all acts for and on behalf of
the undersigned which may be necessary or desirable to
complete the execution of any such Form 3, 4, or 5 and
the timely filing of such Form with the United States
Securities and Exchange Commission and any other
authority; and
take any other action of any type whatsoever in
connection with the foregoing which, in the opinion of
such attorney-in-fact, may be of benefit to, in the
best interest of, or legally required by the
undersigned, it being understood that the documents
executed by such attorney-in-fact on behalf of the
undersigned pursuant to this Power of Attorney shall
be in such form and shall contain such terms and
conditions as such attorney-in-fact may approve in
his/her discretion.
     The undersigned hereby grants to each such
attorney-in-fact full power and authority to do and
perform each and every act and thing whatsoever
requisite, necessary, and proper to be done in the
exercise of any of the rights and powers herein
granted, as fully to all intents and purposes as the
undersigned might or could do if personally present
with full power of substitution or revocation, hereby
ratifying and confirming all that such attorney-in-
fact or his substitute or substitutes shall lawfully
do or cause to be done by virtue of this Power of
Attorney and the rights and powers herein granted.
The undersigned acknowledges that the foregoing
attorney-in-fact, in serving in such capacity at the
request of the undersigned, are not assuming any of
the undersigned's responsibilities to comply with
Section 16 of the Securities Exchange Act of 1934.
     The undersigned agrees that each such attorney-
in-fact herein may rely entirely on information
furnished orally or in writing by the undersigned to
such attorney-in-fact.  The undersigned also agrees to
indemnify and hold harmless the Company and each such
attorney-in-fact against any losses, claims, damages
or liabilities (or actions in these respects) that
arise out of or are based upon any untrue statements
or omission of necessary facts in the information
provided by the undersigned to such attorney-in-fact
for purposes of executing, acknowledging, delivering
or filing Forms 3, 4, or 5 (including amendments
thereto) or Form ID and agrees to reimburse the
Company and such attorney-in-fact for any legal or
other expenses reasonably incurred in connection with
investigating or defending against any such loss,
claim, damage, liability or action.
IN WITNESS WHEREOF, I hereby sign this Limited Power
of Attorney as of the date below written.
Date:	December 27, 2021
/s/ Mark W. Smith

Mark W. Smith